Exhibit 3.2.38

BY-LAWS

OF

THE BRADENTON HERALD, INC.

ARTICLE I

Shareholders

Section 1 Place of Meetings: Meetings of shareholders for any purpose may be held at such place within or without the State of Florida as may be designated by the Board of Directors.

Section 2 Annual Meeting: The annual meeting of shareholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the company or at such other place as may be designated by the Board of Directors and specified in the notice of such meeting at such time and upon such date during the month of April in each year as the Board of Directors may determine.

Section 3 Special Meetings: Special meetings of the shareholders of the Company may be held on any business day, when called by the Chairman of the Board, the President or by the Board or by a request in writing by persons who hold ten percent (10%) of all shares outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting.

Section 4 Notice of Meetings: Not less than ten (10) nor more than sixty (60) days before the date fixed for a meeting of shareholders, written notice stating the time, place and purposes of such meeting shall be given by or at the direction of the Secretary or an Assistant Secretary, or any other person or persons required or permitted by law to give such notice. In the case of a special meeting the business to be transacted shall be limited to the purposes stated in the notice. The notice shall be given personally or by mail or by other means of written communications to each shareholder entitled to notice of the meeting who is of record as of the day preceding the day on which notice is given or, if a record date therefore is duly fixed, of record as of such date. If mailed, the notice shall be addressed to the shareholders at the respective addresses as they appear on the records of the Company. Notice of the time, place, and purpose of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filled with or entered upon the records of the meeting.

Section 5 Quorum; Adjournment: The presence in person or by proxy of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the Articles of Incorporation. When a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote shall be the act of the shareholders unless a greater vote is required by law or the Articles of Incorporation. If a quorum shall not be present or represented, those present in person or represented by proxy shall have power to adjourn the meeting, from tine to time, without notice if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in accordance with Section 4 of this Article.

Section 6 Proxies: Any shareholder entitled to vote or express his consent or dissent at a meeting of shareholders may do so in person or may be represented by proxy, appointed by an instrument in writing, signed by the shareholder or by his duty authorized attorney-in-fact.

Section 7 Consent Without a Meeting: Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE II

Shares

Section 1 Form of Certificates and Signatures: Each holder of shares is entitled to one or more certificates, signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Company, which shall certify the number and class of shares held by him in the Company, no certificate for shares shall be executed or delivered until such shares are fully paid. The signatures of any of said officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or any employee of the corporation. In case any of said officers who signed or whose facsimile signature has been laced upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

Section 2 Transfer of Shares: Shares of the Company, shall be transferable upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Company or its agents may reasonably require.

Section 3 Lost, Stolen, or Destroyed Certificates: The Company may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner, or his legal representatives, to give the Company a bond containing such terms as the Board may require to protect the Company or any person injured by the execution and delivery of a new certificate.

Section 4 Transfer Agents and Registrars: The Board may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them. The Board shall have the authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Company.

Section 5 Fixing a Record Date: In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. The record date for the purpose of the determination of shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting.

ARTICLE III

Board of Directors

Section 1 Authority: Except where the law, the Articles of Incorporation, or these By-laws require action to be authorized or taken by shareholders, all of the authority of the Company shall be exercised by the directors.

Section 2 Number of Qualifications: The number of directors which shall constitute the whole Board shall not be less than three (3), the exact number of which shall be fixed from time to time by a majority vote of the members of the entire Board or by the vote or written assent of the holders of shares at the tine entitled to vote fn the election of directors.

Section 3 Election of Directors; Vacancies: The directors shall be elected at each annual meeting of shareholders or at a special meeting called for the purpose of electing directors. At a meeting of shareholders, at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors, and the candidates receiving the greatest number of votes shall be elected. In the event of the occurrence of any vacancy or vacancies in the Board, including any vacancy created by reason of an increase in the number of directors, the remaining directors, though less than a majority of the whole authorized number of directors, may, by a vote of a majority of their number, fill any such vacancy for the unexpired terms.

Section 4 Term of Office; Resignations: Directors shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation, removal from office, or death. Any director may resign effective upon giving written notice to the President, the Secretary or the Board of Directors of the Company, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 5 Meetings: Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by these By-laws or the Board. Special meetings of the Board may be called by the President or any Vice President or the Secretary or any two directors upon at least two (2) days notice either by personal delivery or by mail, telegram or cablegram before the meeting.

Section 6 Quorum; Adjournment; A quorum of the Board shall consist of a majority of the directors then in office; provided that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn the meeting to another time and place. Notice of any adjournment to another time or place shall be given to the directors who were not present at the time of adjournment and, unless the time and place of the adjourned meeting are announced, to the other directors. At each meeting of the Board at which a quorum is present, all questions end business shall be determined by a majority vote of those present except as in these By-laws otherwise expressly provided.

Section 7 Appointment of Committees: The Board of Directors, by resolution adopted by a majority of the directors then in office, may appoint such committees, in addition to the Executive Committee, as it may consider proper, and such committees shall exercise such powers and duties as the Board from time to time may prescribe, subject to the Articles of Incorporation, these By-laws and applicable laws.

Section 8 Action Without a Meetings: Any action required by law to be taken at a meeting of the directors of the Company, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors, or all members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as s unanimous vote.

Section 9 Contracts: No officer, director or shareholder of the corporation shall be disqualified by his office, membership on the Board of Directors or stock ownership, from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or in any other similar or dissimilar capacity, nor shall any transaction, contract or act of the corporation be void or voidable or in any way affected or invalidated by reason of the fact that any such officer, director or shareholder of the corporation, any firm of which he may be a member or any other corporation of which he may be an officer, director or shareholder is disclosed to or known by the Board of Directors of this corporation or such members thereof as shall be present at any meeting at which action is taken upon any such transaction, contract or act. Neither shall such officer, director or shareholder be accountable or otherwise, responsible to the corporation for or in connection with any such action, contract or act of for any gains or profits realized by him by reason of the fact that he, any firm of which he is a member, or any other corporation of which he is an officer, director or shareholder, is interested in any such transaction, contract or act. Any such officer, director or shareholder, if he is a director, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action upon any such transaction, contract or act and he may vote at such meeting to authorize, adopt, ratify, or approve any such transaction, contract or act to the same extent as if he, any firm of which he is a member or any other corporation of which he is an officer, director or shareholder were not interested in such transaction, contract or act.

ARTICLE IV

Executive Committee

Section 1 Membership; Appointment: The Board may appoint not less than three (3) directors who together shall constitute the Executive Committee. The directors may appoint one or more directors as alternate members of the Committee, who may take the place of any absent member or members at any meeting of the Committee. Vacancies in the Executive Committee may be filled at any meeting of the Board.

Section 2 Powers; Duties: The Executive committee shall advise with and aid the officers of Company in all matters concerning its interests and the management of the business. When the Board is not in session, the Executive Committee shall have and may exercise all the powers of the Board, so far as may be delegated legally, with reference to the conduct of the business of the Company, except that the Executive Committee shall not take any action with respect to:

(a) Approve or recommend to shareholders actions or proposals required by law to be approved shareholders.

(b) Designate candidates for the office of director, for purposes of proxy solicitation or otherwise.

(c) Fill vacancies on the Board of Directors or any committee thereof.

(d) Amend the By-laws.

(e) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

(f) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, authorize the Executive Committee to fix the term of any contract for the sale of the share and to fix the terms upon which such shares my be issued or sold, including without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State under the applicable law.

Section 3 Record of Meetings: The Executive Committee shall appoint its Secretary who shall keep the minutes of the meeting of the Executive Committee and cause them to be recorded in a book kept at his office for that purpose. These minutes shall be presented to the Board from time to time for their information.

ARTICLE V

Officers

Section 1 Election and Designation of Officers: The officers of the Company shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion may elect a chairman of the Board of Directors who, when present, shall have such other powers as the Board and these By-laws shall prescribe. There may also be one or more Assistant Secretaries and Assistant Treasurers, as may from time to time be elected by the Board. A person may hold more than one office providing the duties thereof can be consistently performed by the sane person. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 2 Term of Office; Vacancies: The officers of the Company shall hold office until the next organization meeting of the Board and until their successors are elected and qualified, except in case of resignation, death or removal. The Board, without prejudice to the contract rights of such officer, may remove any officer elected or appointed by the Board at any time with or without cause by a majority vote of the members of the Board then in office. Any officer elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer. The Board may fill any vacancy in any Office occurring from whatever reason, may delegate one or more officers any of the duties of any officer or officers and prescribe the duties of any officer.

Section 3 Chairman of the Board - Duties: The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall have such duties and powers as may be prescribed for him from time to time by the Board of Directors.

Section 4 President - Duties: The President shall perform the duties of the Chairman of the Board in the event of his absence or disability, or in the event a Chairman has not been designated by the Board, and he shall perform such duties as my be prescribed for him from time to time by the Board of Directors.

Section 5 Vice President - Duties: Each Vice President shall have the power and duties incident to that office and shall have such other duties as may be prescribed from time to tine by the Board of Directors. In case of the absence or disability of the President, or when circumstances prevent the President from acting, a Vice President of the Company shall perform all the duties and possess all the authority of the President, and shall have priority in the performance of such duties and exercise of such authority in the order determined by the Board. Each Vice President may sign and execute on behalf and in the name of the Company bonds, contracts, instruments and documents authorized by the Board.

Section 6 Secretary - Duties: The Secretary shall attend all meetings of the shareholders and of the Board, and record all votes and the minutes of all proceedings in a book provided for the purpose, and, when required, he shall perform like duties for the standing committees, if any, elected or appointed by the Board. The Secretary shall see that proper notice, when required, is given of all meetings of the shareholders and of the Board. The Secretary may sign with the Chairman of the Board, the President or any Vice President on behalf and in the name of the Company all contracts and other instruments authorized by the Board. The Secretary may sign or his facsimile signature, with that of the President or one of the Vice Presidents, may be used to sign certificates for shares of the capital stock of the Company. The Secretary shall keep in safe custody the seal of the Company and whenever authorized by the Board, shall attest end affix the seal to any contract or other instrument requiring the same. The Secretary shall keep in safe custody all contracts and such books, records and other papers as the Board may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Company during business hours, and he shall in general perform all the duties usually incident to the office of Secretary, subject to the control of the Board.

Section 7 Treasurer - Duties: The Treasurer shall keep or cause to be kept full and accurate accounts of all receipts and disbursements in books belonging to the Company, and shall have the care and custody of all funds and securities of the Company and deposit such funds in the name of the Company in such bank or banks as the Board may designate. The Treasurer is authorized to sign all checks, drafts, notes, bills of exchange, orders for the payment of money and negotiable instruments of the Company, but no such instrument shall be signed in blank. He shall disburse the funds of the Company as may be ordered by the Board or the President. The Treasurer shall at all reasonable times exhibit the books and accounts to any director, and also, provided the Board or the President so orders, to any shareholder of the Company upon application at the office of the Company by such shareholder during business hours; and he shall give such bonds for the faithful performance of his duties as the Board or the President may determine, and he shall perform such other duties as may be incident to his office.

Section 8 Other Officers - Duties: The Assistant Secretaries and Assistant Treasurers, if any, in addition to such authority and duties as the Board may determine, shall have such authority and perform such duties as may be directed by their respective principal officers.

ARTICLE VI

Compensation

The Board, by the affirmative vote of a majority of the directors in office, and irrespective of any personal interest of any of then, shall have authority to fix the compensation of directors and officers for services in any capacity.

ARTICLE VII

Indemnification

The Company shall indemnify all persons whom it may lawfully indemnify, to the full extent permitted by law.

ARTICLE VIII

Execution of Contracts, Vouchers, and Negotiable Instruments

The Board may authorize any of the officers of the Company or any other person or persons, either singly or with another such officer or person as the Board may direct, to sign, on behalf and in the name of the Company, contracts, indentures, deeds, conveyances, leases, declarations, communications and other instruments and documents, and the Board may authorize any of the officers of the Company or any other person or persons, either singly or with another such officer or person as the Board may direct, to sign, on behalf and in the name of the Company, manually or by facsimile signature, checks, drafts, notes, bonds, debentures, bills of exchange and orders for the payment of money. In case any of the officers of the Company who shall have signed, or whose facsimile signature or signatures shall have been used, as aforesaid, upon any such document, instrument or security shall cease to be such officer of the Company before such document, instrument or security, upon due delivery or issuance thereof, shall be valid and effective as though the person or persona who signed or whose facsimile signature or signatures were used upon such document, instrument, or security had not ceased to be such officer of the Company.

ARTICLE IX

Authority to Transfer and Vote Securities

The Chairman of the Board, the President, and each Vice President of the Company are each authorized to sign the name of the Company and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, and other securities of another corporation owned by the Company and to issue the necessary powers of attorney for the same; and each such officer is authorized on behalf of the Company, to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers, and releases with respect thereto, or to cause such action to be taken.

ARTICLE X

Amendments

Except as otherwise provided by law, the By-laws of the Company may be adopted, altered, amended, or repealed by the Board of Directors, provided, however, the shareholders may repeal, alter, or amend By-laws adopted by the Board of Directors, may adopt new By-laws, and may prescribe that any By-laws made by them my not be altered, amended, or repealed by the Board of Directors.